      As filed with the Securities and Exchange Commission on May 5, 1998
                                                Registration No. 33-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ---------------------------

                      LONE STAR INTERNATIONAL ENERGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Nevada                             528 Grant Road                    87-0434288
   (State of Other Jurisdiction            Mineral Wells, Texas  76067          (I.R.S. Employer
 of Incorporation or Organization)  (Address of Principal Executive Offices)   Identification No.)

                         ---------------------------

       Deferred Compensation Agreement and Stock Sale Lock-Up Agreement
                         (William D. Josserand, Jr.)
       Deferred Compensation Agreement and Stock Sale Lock-Up Agreement
                              (Calvin D. Cline)
       Deferred Compensation Agreement and Stock Sale Lock-Up Agreement
                                (Don R. Pyles)
       Deferred Compensation Agreement and Stock Sale Lock-Up Agreement
                           (Michael D. Herrington)
       Deferred Compensation Agreement and Stock Sale Lock-Up Agreement
                             (Richard P. Gazzola)
       Deferred Compensation Agreement and Stock Sale Lock-Up Agreement
                               (Paula Fleming)
             Deferred Compensation Agreement and Promissory Notes
                                (C.E. Justice)
                             Consulting Agreement
                                 (John Moran)

                            (Full Title of the Plan)

                         ---------------------------

                                  C.E. JUSTICE
                                   President
                             Lone Star Energy, Inc.
                                 528 Grant Road
                          Mineral Wells, Texas  76067
                    (Name and Address of Agent for Service)
                     Telephone Number, Including Area Code
                             of Agent for Service:
                                 (817) 598-0542
 APPROXIMATE DATE SALE TO PUBLIC WILL START:  AS SOON AS PRACTICABLE AFTER THE
                     EFFECTIVE DATE OF THIS REGISTRATION.

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
         Title of              Amount        Proposed Maximum      Proposed Maximum        Amount
       Securities to            to be       Offering Price Per    Aggregate Offering    Registration
       be Registered         Registered         Share (1)              Price(1)             Fee
--------------------------------------------------------------------------------------------------------
       Common Stock,
    par value $.001....     3,726,012(2)          $ .365             $ 1,359,995         $ 413.00
========================================================================================================

(1) Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee and based upon the average bid and sale price on May 4, 1998.

(2)                     653,006, 354,240, 323185, 182,964, 316,115, 1,370,254,
                        376,248, and 150,000 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to each of the above-described Agreements, respectively, for a total of 3,726,012 shares.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTS

               NOTE:    The document(s) containing the information required by
Item 1 of Form S-8 and the document of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provision of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          This Registration statement incorporates herein by reference the following documents which have been filed (File No. 333-55254-07) with the Commission by Lone Star International Energy, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):

          1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          653,006 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Mr. Cline's Deferred Compensation Agreement and Stock Sale Lock-Up Agreement, 354,240 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Mr. Gazzola's Deferred Compensation Agreement and Stock Sale Lock-Up Agreement, 323,185 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Mr. Herrington's Deferred Compensation Agreement and Stock Sale Lock-Up Agreement, 182,964 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Mr. Josserand's Deferred Compensation Agreement and Stock Sale Lock-Up Agreement, 316,115 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Mr. Pyles' Deferred Compensation Agreement and Stock Sale Lock-Up Agreement, 376,248 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Ms. Fleming's Deferred Compensation Agreement and Stock Sale Lock-Up Agreement, 1,370,254 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Mr. Justice's

Deferred Compensation Agreement and Promissory Notes, and 150,000 shares of Class "A" common stock of the Company, par value $.001 per share, have been reserved for issuance pursuant to Mr. Moran's Consulting Agreement, for a total of 3,726,012 shares. Shares issued are fully paid and nonassessable shares. The shares of Class "A" common stock may not be divided into classes and may not be issued in series. No shares carry a pre-emptive or other right to purchase, subscribe for or take part of any securities of the Company issued by it. No shares have a right to cumulate votes for directors. Each outstanding share is entitled to one vote, in person or by proxy, on each matter submitted to a vote at a meeting of the stockholders. No shares have any rights of priority with regard to any dividends or other distributions which may be declared or become payable to shareholders. The Board of Directors may, in its sole discretion, declare dividends to be paid out of legally available surplus.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Nevada Revised Statutes Section 78.751 and Article VII of the Company's Bylaws provide the Company with powers and authority to indemnify its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

               (a) The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                        Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising
               under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, on controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mineral Wells, State of Texas, on May 5, 1998.


                                                    LONE STAR INTERNATIONAL
                                                      ENERGY, INC.



                                                 By: /s/ RICHARD BAKER
                                                    ---------------------------
                                                     Richard Baker
                                                     President


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


    SIGNATURE                      TITLE                           DATE


/s/ RICHARD BAKER            President & Director
--------------------------                                       May 5, 1998
Richard Baker

/s/ CECIL E. JUSTICE         Chairman & Director
--------------------------                                       May 5, 1998
Cecil E. Justice

/s/ DON R. PYLES             General Counsel, Secretary &
--------------------------   Director                            May 5, 1998
Don R. Pyles

/s/ HENRY T. GEORGE          Director
--------------------------                                       May 5, 1998
Henry T. George

                               INDEX TO EXHIBITS



      EXHIBIT
      NUMBER
      ------
         *4.1-  Articles of Incorporation of Lone Star Energy, Inc.

         *4.2-  Bylaws of Lone Star Energy, Inc.

         10.1-  Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (William D. Josserand, Jr.)

         10.2-  Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Calvin D. Cline)

         10.3-  Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Don R. Pyles)

         10.4-  Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Michael D. Herrington)

         10.5-  Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Richard P. Gazzola)

         10.6-  Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Paula Fleming)

         10.7-  Deferred Compensation Agreement and Promissory Notes (C.E. Justice)

         10.8-  Consulting Agreement (John Moran)

            5-  Opinion of Michener Larimore Swindle Whitaker Flowers Sawyer
                Reynolds & Chalk, L.L.P.

          24.1- Consent of Davis, Kinard & Co., P.C.

          24.2- Consent of Michener Larimore Swindle Whitaker Flowers Sawyer
                Reynolds & Chalk, L.L.P. (incorporated in Exhibit 5)


* Previously filed as the same exhibit number with the Company's Registration Statement on Form 10-KSB for the year ending December 31, 1995, and incorporated herein by reference.




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